Exhibit 99.1

Jaguar Health Announces Conversion of Series O Convertible Preferred Stock Issued as Recent One-time Stock Dividend

Company remains sharply focused on its ongoing global development program for crofelemer for rare intestinal failure diseases

Reminder: Two crofelemer presentations in pediatric intestinal failure patients with microvillus inclusion disease (MVID) and short bowel syndrome (SBS-IF) to be conducted at June 2026 Annual European Society for Pediatric Gastroenterology, Hepatology & Nutrition (ESPGHAN) Meeting

SAN FRANCISCO, CA / June 25, 2026 / Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or “the Company”) hereby notifies holders of its Series O Convertible Preferred Stock, par value $0.0001 per share (CUSIP No. 47010C870) (the “Preferred Stock”), that the Company has exercised its right to cause the optional conversion of the Preferred Stock pursuant to Section 6(a) of the Certificate of Designation of Preferences, Rights and Limitations of Series O Convertible Preferred Stock. Each share of Preferred Stock will automatically be converted into 3.209 shares of voting common stock, par value $0.0001 per share, of the Company (CUSIP No. 47010C862) (the “Common Stock”) at 12:00 pm Eastern Time on June 25, 2026. Fractional shares of Common Stock will not be issued as a result of the conversion of the Preferred Stock. Instead, holders of shares of Common Stock who otherwise would have been entitled to receive a fractional share as a result of the conversion will receive an amount in cash equal to the fair value of such fractional interest, based on a price per share of $2.68, the closing price per share of Common Stock on June 24, 2026 (i.e., the date immediately prior to the conversion date) as reported on the Nasdaq Stock Market. No action by holders of the Preferred Stock is required.

As announced February 18, 2026, Jaguar’s Board of Directors declared a one-time special stock dividend (the “Special Stock Dividend”) to holders of Jaguar Common Stock and certain outstanding warrants as of record on March 2, 2026. The Special Stock Dividend consisted of the Preferred Stock. Only persons who owned shares of the Company’s Common Stock, or certain warrants to purchase Common Stock with dividend rights, at the close of business on the March 2, 2026 record date, were entitled to receive shares of the Preferred Stock.

Jaguar stockholders who have any questions regarding this conversion are advised to call Equiniti Trust Company, LLC, the Company’s transfer agent, at (877) 248-6417 or (718) 921-8317.

“Jaguar issued the Special Stock Dividend to reward and recognize our passionate and supportive stockholders and provide protection against potential dilution as we explore pathways to repay and restructure our existing indebtedness,” said Lisa Conte, Jaguar’s founder, president, and CEO. “Jaguar has a sharp strategic focus on our ongoing global development program for our crofelemer powder-for-oral-solution formulation for intestinal failure. Our intestinal failure program is expected to continue to provide clinical proof-of-concept milestones and is the subject of business development discussions with the potential to bring in non-dilutive funds from potential licensee partners. Jaguar is targeting Breakthrough Therapy designation for crofelemer for the indication of microvillus inclusion disease (MVID), with a planned filing of an NDA (New Drug Application) with the U.S. Food and Drug Administration (FDA) for this indication in the first half of 2027.”

MVID is a lethal and ultrarare genetic pediatric disorder that causes intestinal failure. In an ongoing investigator-initiated proof-of-concept trial, crofelemer recently demonstrated groundbreaking benefit in the initial pediatric MVID patient treated – demonstrating a reduction in weekly parenteral support (PS) needs of up to 37%. An abstract providing updates about this trial will be presented at the European Society for Pediatric Gastroenterology, Hepatology & Nutrition (ESPGHAN) Annual Meeting in June 2026. The safety of locally acting crofelemer continues to be a hallmark of the drug and a critical factor in assessing the benefit-to-risk ratio of crofelemer for intestinal failure patients. This Jaguar development program is also enhanced by clinical proof-of-concept data for crofelemer in pediatric patients with short bowel syndrome with intestinal failure (SBS-IF) – another rare disease. The Company has an ongoing randomized double-blind placebo-controlled Phase 2 study of crofelemer powder-for-oral solution in adult SBS-IF patients.

The Special Stock Dividend was a special one-time event. The payment of dividends in the future is subject to the discretion of the Board of Directors, which will evaluate the possibility of future dividend distributions from time to time based on factors that the Board of Directors deem relevant. However, no additional dividends have been authorized or are being contemplated at this time.

For additional information about the Special Stock Dividend and terms of the Preferred Stock and associated risk factors, please refer to the Current Report on Form 8-K the Company filed with the U.S. Securities and Exchange Commission on February 18, 2026, which can be viewed on the Company’s website by clicking here.

About Crofelemer

Crofelemer is a novel, oral plant-based prescription medicine purified from the red bark sap, also referred to as “dragon’s blood,” of the Croton lechleri tree in the Amazon Rainforest. Napo Pharmaceuticals has established a sustainable harvesting program, under fair trade practices, for crofelemer to ensure a high degree of quality, ecological integrity, and support for indigenous communities.

About the Jaguar Health Family of Companies

Jaguar Health, Inc. (Jaguar) is a commercial stage pharmaceuticals company focused on developing novel proprietary prescription medicines sustainably derived from plants from rainforest areas for people and animals with gastrointestinal distress. Jaguar family companies Napo Pharmaceuticals, Inc. (Napo) and Napo Therapeutics S.p.A. focus on the development and commercialization of novel crofelemer powder for oral solution for the treatment of rare and orphan gastrointestinal disorders with intestinal failure, including microvillus inclusion disease and short bowel syndrome.

For more information about:

Jaguar Health, visit https://jaguar.health

Napo Pharmaceuticals, visit napopharma.com

Napo Therapeutics, visit napotherapeutics.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding Jaguar’s expectation that two crofelemer presentations in pediatric intestinal failure patients with MVID and SBS-IF will be conducted at the 2026 ESPGHAN Annual Meeting, Jaguar’s expectation that its intestinal failure program will continue to provide clinical proof-of-concept milestones, Jaguar’s expectation that the opportunity may exist to bring in non-dilutive funds from potential licensee partners to support the intestinal failure program, Jaguar’s plans to pursue Breakthrough Therapy designation for crofelemer for the indication of MVID, and Jaguar’s expectation that the Company will file an NDA with the FDA for the MVID indication in the first half of 2027. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to several risks, uncertainties, and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

hello@jaguar.health

Jaguar-JAGX